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                                                                   Exhibit 10.19


                                               CONSULTING AGREEMENT



This consulting agreement ("Agreement"), effective as of September 9, 2002, is entered by and between Ventures-National Incorporated (dba Titan General Holdings, Inc.), a Nevada corporation ("the Company or "Company") and Dunlap & Kieft, Inc., a Florida corporation ("Consultant").

RECITALS

WHEREAS, the Company is a public company with its shares of common stock trading under the symbol "TTGH" on the OTC Bulletin Board in the United States; and

WHEREAS, Consultant has experience in the area of security analysis, corporate finance, investor communications; and

WHEREAS, the Company desires to engage the services of Consultant to provide written research coverage (by and through Dunlap and Kieft, Inc. a registered investment advisor in good standing with the state of Florida) and consultation with the Company in matters concerning corporate finance and investor communications with existing shareholders, brokers, dealers and other investment professionals, as to the Company's current and proposed activities;

NOW THEREFORE, in consideration of the premises and the mutual covenants and agreements herein set forth, and intending to be legally bound, the Company and Consultant agree as follows:

1. Term of Consultancy. The Company engages Consultant to act in a consulting capacity to the Company, and Consultant agrees to provide services to the Company commencing on the date first set forth above and ending one year later (the "term of this Agreement").

2. Duties of Consultant. The Consultant will generally provide the following specified consulting services (the "Services") through its officers and employees during the term of this Agreement:

         a. Provide written research coverage and reports (by and through Dunlap and Kieft, Inc. a registered investment advisor in good standing with the state of Florida), advise and assist the Company in developing and implementing appropriate plans and materials for presenting the Company and its business plans, strategy and personnel to the financial community;

         b. Disseminate research regarding the Company to shareholders, brokers, dealers and other investment community professionals and the general investing public with which the Consultant has existing relationships;

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         c.       With the cooperation of the Company, revise, update and
                  provide summary reports (by and through Dunlap and Kieft, Inc. a registered investment advisor in good standing with the state of Florida) during the term of this Agreement regarding the Company's plans, strategy, and financial data, as may evolve during such period, and advise and assist the Company in communicating appropriate information regarding such plans, strategy and financial data to the financial community;

         d. Assist and advise the Company with respect to its relations with brokers, dealers, analysts and other investment professionals;

         e. Perform the functions generally assigned to security analysts, including writing research reports, building financial models, providing revenue and earnings estimates, setting price targets, responding to telephone and written inquiries from brokers, dealers, analysts and other investment professionals (which may be referred to the Consultant by the Company);

         f. Upon receipt of the Company's approval, conduct meetings in person or by telephone, with brokers, dealers, analysts, other investment professionals and the general investment public;

         g. At the Company's request, review business plans, strategies, mission statements, budgets, proposed transactions and other plans for the purpose of advising the Company of the investment community implications thereof; and

         h.       Otherwise perform as the Company's security analyst.

3. Allocation of Time and Energies. The Consultant will perform the Services in a professional manner in accordance with accepted industry standards and in compliance with applicable securities laws and regulations. Although no specific hours-per-day requirement will be required, the parties acknowledge and agree that a disproportionately large amount of the effort to be extended and the costs to be incurred by the Consultant, and the benefits to be received by the Company, are to be expected to occur upon and shortly after, and in any event, within two months following, the effectiveness of this Agreement. It is explicitly understood that Consultant's performance of its duties hereunder will in no way be measured by the price of the Company's common stock, nor the trading volume of the Company's common stock. It is understood that the Company is entering into this Agreement with the understanding that Brad C. Dunlap, CFA or Gerald N. Kieft will be an officer and a director of Consultant during the entire term of this Agreement.

4. Remuneration. As full and complete compensation for Consultant's agreement to perform the Services, the Company shall compensate the Consultant as follows:



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         a.       The Company hereby agrees to issue to the Consultant an
                  aggregate of 100,000 shares of the Company's Common Stock (the "Common Stock") issuable in accordance with the following schedule: (i) 50,000 shares of Common Stock upon the execution hereof; and (ii) 50,000 shares of Common Stock upon the receipt by the Company of the final copy of the research report referenced in Paragraph 2(a) hereof. Such shares of Common Stock shall, when issued to the Consultant, be fully paid and non-assessable. The Company understands and agrees that Consultant has forgone significant opportunities to accept this engagement and the Company derives substantial benefit from the execution of this Agreement and the ability to establish its relationship with Consultant. The shares of Common Stock issued pursuant to clause (i) above constitute payment for Consultant's agreement to consult with the Company and are a nonrefundable and non-ratable retainer (with the exception of the provisions set forth in Section 15 below). Such shares are not a prepayment for future services. If the Company attempts to terminate this Agreement prior to the expiration of its term for any reason whatsoever, it is agreed and understood that Consultant will not be requested or demanded by the Company to return any of the Shares paid to it hereunder.

         b. All shares of the Common Stock issued pursuant to this Agreement shall be issued in the name of Consultant. The Company agrees that all shares of Common Stock issued to Consultant hereunder shall carry "piggyback registration rights" whereby such shares will be included in the next Registration Statement filed by the Company with the Securities and Exchange Commission ("SEC"), pursuant to which such shares and options could be registered (other than Registration Statements on Forms S-8, S-4 or other inappropriate forms), and Company will use its best efforts to cause such Registration Statement to be declared effective by the SEC as soon as possible thereafter. Such Registration Statement shall provide that Consultant may sell 20% of the total shares of Common Stock potentially payable thereto hereunder during each 30 day period following the effective date of such Registration Statement. It is further agreed that if at any time during the term of this agreement, the Company or substantially all of the Company's assets are merged with or acquired by another entity, or some other change occurs in the legal entity that constitutes the Company, the Consultant shall retain and will not be requested by the Company to return any of the Common Stock issued to Consultant.



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         c.       Consultant acknowledges that the shares of Common Stock to be issued pursuant to this Agreement (collectively, the "Shares") have not been registered under the Securities Act of 1933 and accordingly are "restricted securities" within the meaning of Rule 144 of the Act. As such, the shares may not be resold or transferred unless the Company has received an opinion of counsel reasonably satisfactory to the Company that such a resale or transfer is exempt from the registration requirements of Rule 144 of the Act.

5.       Finder's Fee

         a. If, during the term of this Agreement, or within one-year thereafter, any Fee Transaction(s) (as herein defined) occur(s), then the Company shall pay to Consultant a finder's fee (the "Fee") equal to two-and-one-half percent (2.5%) of the Consideration (as herein defined).

         b. The term "Fee Transaction" means any investment made directly or indirectly in, or debt financing provided to or for the benefit of, the Company or its shareholders by any third party originally introduced by Consultant to the Company during the term of this Agreement and not previously known to the Company or its consultants. The term "Consideration" means the aggregate amount of cash and the fair market value (on the date of payment) of securities or assets received by, or for the benefit of, the Company or its shareholders in connection with a Fee Transaction. "Consideration" includes, but is not limited to, the total fair market value of (a) cash, securities, assets and other tangible property received by the Company or its shareholders in a Fee Transaction, or distributable to the Consultant or its shareholders upon liquidation or dissolution of the Consultant following a Fee Transaction, (b) any amounts payable to the Company or its shareholders under any non-compete agreement or other agreements entered into in connection with a Fee Transaction, and (c) any compensation payable to any shareholder of the Company under any employment or consulting contract entered in connection with a Fee Transaction but only to the extent such compensation exceeds the then-current compensation of such shareholder.

         c. If the Consideration shall consist entirely of cash paid at the closing of a Fee Transaction, the fee payable to Consultant shall be paid to Consultant upon such closing. To the extent the Consideration is paid at closing and consists wholly or partially of stock, other securities or other property (other than cash), the Company shall use its reasonable best efforts to make a cash payment to Consultant at closing, equivalent to the "Fair Value" of such Consideration, defined as the fair value to be agreed upon between Consultant and the Company and taking into account appropriate discounts for any applicable holding periods, volume, contractual, legal or other limitations or restrictions on sale or transfer, "blockage discounts" or any other limitations or restrictions on alienation with respect to any such stock, other securities or other property; however, if such valuation is not feasible or practicable, or if such fair value is not agreed upon, a portion of Fee may be paid to Consultant in the same form (i.e., stock, other securities or other property) and in the same proportions in which the Consideration is received by the Company or its stockholders, as the case may be.



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         d.       If the Consideration shall consist entirely of cash, but the payment(s) of all or any portion(s) of the Consideration shall be deferred and shall not be made until after closing of a Fee Transaction, the Company may, in its discretion, pay to Consultant the Fee on the same pro rata basis and at the same time or times as the Consideration is received by the Company or the Company's stockholders (as the case may be). If any of the deferred payment(s) of the Consideration consists wholly or partially of stock, other securities or other property (other than cash), then with respect to each such payment, the Company shall use its best efforts to make a cash payment to Consultant equivalent to the Fair Value of such Consideration; however, if such determination of Fair Value is not feasible or practicable or if such Fair Value is not agreed upon, a portion of the Fee may be paid to Consultant in the same form (i.e., stock, other securities or other property) at the same time and in the same proportion in which the Consideration is received by the Company or its stockholders, as the case may be.

         e. Notwithstanding all of the foregoing provisions of this Section Five (5), in lieu of payment of portions of the Fee as the Consideration is so received, the Company may, at its option, pay to the Consultant the entire Fee in cash at closing, discounted to take into account the reasonably projected rate of inflation, and the period over which the Consideration is to be received, the then-generally-prevailing interest rate for unsecured debt obligations for such period of time of corporate borrowers of the highest credit standing, and, if applicable, the factors set forth in Section Five, paragraph c, with regard to Consideration in the form of stock, other securities or other property.

         f. The Fee payable to Consultant will be in addition to any fees payable by the Company to any other intermediary, if any, which shall be per separate agreements negotiated between the Company and such other intermediary. In reference to the Company procuring financing sources and acquisition and merger candidates through Consultant which qualify as a Fee Transaction, it is specifically understood that Consultant is not nor does it hold itself out to be a Broker/Dealer or investment adviser, but rather merely a "Finder".

         g. It is further understood that the Company, and not Consultant, is responsible to perform any and all due diligence on any lender, equity purchaser or acquisition/merger candidate introduced to it by Consultant under this Agreement, prior to the Company receiving funds or closing on any acquisition.



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         h.       Consultant will notify the Company of introductions it makes for potential sources of financing or acquisitions in a timely manner (within three (3) days of each introduction). If the Company has a preexisting relationship with such nominee and believes such party should be excluded from the Agreement, then the Company will notify Consultant immediately of such circumstances via facsimile memo ("fax").

6. Expenses. Consultant agrees to pay for all its expenses (phone, labor, etc.), other than extraordinary items which the Company may agree to reimburse Consultant. Such extraordinary items include travel and entertainment required by/or specifically requested by the Company, luncheons or dinners for large groups of investment professionals, mass faxing to a sizable percentage of the Company's constituents, investor conference calls, print advertisements in publications, and like expenses approved by the Company prior to its incurring an obligation for reimbursement.

7.       Indemnification.

         a. The Company agrees to indemnify and hold harmless Consultant, its officers, directors, employees, affiliates and agents harmless from and against any and all losses, claims, damages and liabilities, related to or arising out of any breach by the Company of its obligations under this Agreement and/or the Company's actions in connection with the transactions and/or activities contemplated herein.

         b. Consultant agrees to indemnify and hold harmless Company, its officers, directors, employees, affiliates and agents harmless from and against any and all losses, claims, damages and liabilities, related to or arising out of any breach by Consultant of its obligations under this Agreement and/or the Consultant's actions in connection with the transactions and/or activities contemplated herein.

8. Representations. The Company warrants and represents that all oral communications, written documents or materials furnished to Consultant are accurate in all material respects, and the Consultant warrants and represents that all communications by Consultant with the public, with respect to the financial affairs, operations, profitability and strategic planning of the Company, will be in accordance with information provided to it by the Company. The Consultant may rely upon the accuracy of the information provided by the Company without independent investigation. Consultant represents that it is not required to maintain any licenses and registrations under federal or any state regulations necessary to perform the Services set forth herein. Consultant acknowledges that to the best of its knowledge, the performance of the Services will not violate any rule or provision of any regulatory agency having jurisdiction over Consultant. Consultant acknowledges that to the best of its knowledge, Consultant and its officers and directors are not the subject of any investigation, claim, decree or judgment involving any violation of the SEC or securities law. The Company acknowledges that to the best of its knowledge that it has not violated any rule or provision of any regulatory agency having jurisdiction over the Company. The Company also acknowledges that, to the best of its knowledge, the Company is not the subject of any investigation, claim, decree or judgment involving any violation of the SEC or securities laws.


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9.       Status as Independent Contractor. Consultant's engagement pursuant to this Agreement shall be as independent contractor, and not as employee, officer or other agent of the Company. Neither party to this Agreement shall represent or hold itself out to be the employer or employee of the other. Consultant further acknowledges the consideration provided hereinabove is a gross amount of consideration and that the Company will not withhold from such consideration any amounts as to income taxes, social security payments or any other payroll taxes. All such income taxes and other such payment shall be made or provided for by Consultant and the Company shall have no responsibility or duties regarding such matters. Neither the Company nor the Consultant possesses the authority to bind each other in any agreements, without the express written consent of the entity to be bound.

10. Attorneys' Fees. If any legal action(s) or any arbitration or other proceeding(s) is brought for the enforcement or interruption of the Agreement, or because of alleged dispute, breach, default or misrepresentation in connection with or related to this Agreement, the successful or prevailing party shall be entitled to recover reasonable attorney's' fees and other reasonable costs in connection with that action(s) or proceeding(s), in addition to any other relief to which they may be entitled.

11. Waiver. The waiver by either party of a breach of any provision of this agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by such other party.

12. Notices. All notices, requests, and other communications hereunder shall be deemed to be duly given if sent by U.S. mail, postage prepaid, addressed to the other party at the address set forth herein below:


         Company Address:                            Consultants Address:

         1855 Norman Avenue                          789 South Federal Highway
         Santa Clara, California 95054               Suite 102
                                                     Stuart, FL 34994




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         Either party may change address, to which notices for it shall be addressed by providing notice of such change to the other party, in the manner set forth in this paragraph.

13. Choice of Law, Jurisdiction and Venue. This Agreement shall be governed by, construed and enforced in accordance with the internal laws of the State of Florida, without giving effect to its conflict of laws or choice of law principles.

14. Arbitration. Any controversy or claim arising out of or relating to this Agreement, or the alleged breach thereof, or relating to Consultant's activities or remuneration under this Agreement, shall be settled by binding arbitration in West Palm Beach, Florida, in accordance with the applicable rules of the American Arbitration Association, and judgment on the award rendered by the arbitrator(s) shall be binding on the parties and may be entered in any court having jurisdiction.

15. Due Diligence Period. The Consultant retains the right to terminate this Agreement for thirty (30) days from the effectiveness of this Agreement while Consultant completes due diligence. Consultant explicitly understands that all Common Stock or any other compensation received by the Consultant from the Company will be forfeited and returned to the company within five (5) days of written termination of the Agreement.

16. Right to Change Opinion. It is explicitly understood that forecasts, price targets and ratings are based heavily upon timely information supplied by the Company that is deemed to be realistic and accurate. Consultant reserves the right to revise their opinion regarding, but not limited to, revenue projections, income projections, price targets or rating in light of new information or if any prior information is found to be inaccurate or misleading. It is further agreed that Consultant reserves the right to revise their opinion regarding, but not limited to, revenue projections, income projections, price targets or rating in light of any significant or material change in the Company including, but not limited to, excessively dilutive financing, change in business model, merger, acquisition or change in management.

17. Complete Agreement. This Agreement contains the entire agreement of the parties relating to the subject matter hereof. This Agreement and its terms may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.






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AGREED TO:

"The Company"                       Titan General Holdings, Inc.
                                    1855 Norman Avenue
                                    Santa Clara, California 95054




Dated:  09/10/02                    By: /s/ Louis George
        --------                        ----------------------
                                        Lou George
                                        President and C.E.O.
                                        and Its Duly Authorized Officer


"Consultant"                        Dunlap & Kieft, Inc.
                                    789 South Federal Highway
                                    Suite 102
                                    Stuart, FL 34994

Dated:  9/9/02                      By: /s/ Gerald N. Kieft
        ------                          ----------------------
                                        Gerald N. Kieft
                                        C.E.O.
                                        and Its Duly Authorized Officer


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